EXHIBIT 16.1

Ham, Langston & Brezina, L.L.P. Certified Public Accountants	11550 Fuqua, Suite 475 Houston, TX 77034 Bus: 281/481-1040 Fax: 281/481-8485

December 21, 2006

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom It May Concern:

We have read Item 4.01(a) of Form 8-K dated December 20, 2006, of Family Room Entertainment Corporation and are in agreement with the statements contained therein. We have no basis to either agree or disagree with other statements of the registrant contained in the Form 8-K.

Very Truly Yours,

/s/ Ham, Langston & Brezina L.L.P.
Ham, Langston & Brezina L.L.P.